Exhibit T3A.2.107

FILED
MAR 16 1998
[ILLEGIBLE]
SECRETARY OF STATE

ARTICLES OF ORGANIZATION
OF
MEDTRACK SERVICES, LLC

The undersigned organizer, as of the date set forth below, hereby forms and establishes a limited liability company under the Missouri Limited Liability Company Act, RSMo. §§ 347.010 et seq. (the “Act”).

ARTICLE I

The name of the limited liability company is MedTrack Services, LLC (the “Company”).

ARTICLE II

The Company is organized for profit and the nature of its business is to engage in:

A.            The provision of pharmacy benefit management services to third-party medical administrators, health insurance agents, self-insured employers, group-insured employees, managed care organizations and other comparable groups; and

B.            The transaction of any lawful business or activity for which a limited liability company may be organized under the Act.

ARTICLE III

The address of the registered office of the Company in the State of Missouri is 2300 Main Street, Suite 1100, Kansas City, Missouri 64108. The name of the initial registered agent of the Company is BSMWL, Inc.

ARTICLE IV

The latest date on which the Company is to dissolve is December 31, 2048.

ARTICLE Y

In accordance with the terms and conditions of the Operating Agreement, upon an event of withdrawal of a member (as defined in the Act), the business of the Company shall continue unless the remaining members who are entitled to vote on such matters pursuant to such Operating Agreement agree to dissolve the Company within ninety (90) days after such withdrawal.

ARTICLE VI

The organizer of the Company is:

James M. Ash	1324 Wildbriar Place Liberty, Missouri 64068

ARTICLE VII

For tax purposes, the Company shall be considered a partnership, and not a corporation.

ARTICLE VIII

The Company shall be managed by a manager who shall be elected pursuant to the terms and conditions of and have the responsibilities set forth in the Operating Agreement of the Company. The name and address of the initial manager is as follows:

Kermit J. Fendler	10 W. 74th St. Kansas City, Missouri 64114

ARTICLE IX

Additional provisions relating to the formation and operation of the Company are set forth in the Operating Agreement of the Company of even date herewith, as the same may be amended from time to time.

IN TESTIMONY WHEREOF, the organizer has hereunto subscribed his name effective the 16th day of March, 1998.

/s/ James M. Ash
James M. Ash

FILED
MAR 16 1998
[ILLEGIBLE]
SECRETARY OF STATE

[LOGO]	State of Missouri Jason Kander, Secretary of State Corporations Division PO Box 778 / 600 W. Main St., Rm. 322 Jefferson City, MO 65102	LC0018316 Date Filed: 11/7/2014 Jason Kander Missouri Secretary of State

Amendment of Articles of Organization

(Submit with filing fee of $25.00)

Charter #: LC0018316

1.	The current name of the limited liability company is	MEDTRAK SERVICES, L.L.C.

2.	The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless a future date is otherwise indicated:

(Date may not be more than 90 days after the filing date in this office)

3.	State date of occurrence that required this amendment:	9/8/2014
Month/Day/Year

4.	The articles of organization are hereby amended as follows:
The management of the limited liability company is vested in its member(s).

New Name (if applicable):

5.	(Check if applicable) This amendment is required to be filed because:

☐	management of the limited liability company is vested in one or more managers where management had not been so previously vested.

☒	management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

☐	a change in the name of the limited liability company.

☐	a change in the time set forth in the articles of organization for the limited liability company to dissolve.

6.	This amendment is (check either or both):

☐	authorized under the operating agreement

☐	required to be filed under the provisions of RSMo Chapter 347

☒	both

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

MedTrak Services, L.L.C. - Mark Fendler	MEDTRAK SERVICES, L.L.C. - MARK FENDLER	11/07/2014
Authorized Signature	Printed Name	Date

Name and address to return filed document:

Name:	MedTrak Services, L.L.C.
Address:	Email: mfendler@medtrakservices.com
City, State, and Zip Code:

[LOGO]	State of Missouri Judith K. Moriarty, Secretary of State P.O. Box 778, Jefferson City, Mo. 65102 Corporation Division

Amendment of Articles of Organization

(Submit in duplicate with filing fee of $20)

1.	The name of the limited liability company is:
MedTrack Services, L.L.C.

2.	The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless a future date is indicated, as follows:

(Date may not be more than 90 days after the filing date in this office)

3.	State date of occurrence that required this amendment:	February 15, 1999 Month/Day/Year

4.	(Check as applicable) This amendment is required to be filed because:

☐	management of the limited liability company is vested in one or more managers where management had not been so previously vested.

☐	management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

☒	a change in the name of the limited liability company.

☐	a change in the time set for in the articles of organization for the limited liability company to dissolve.

5.	The articles of organization are hereby amended as follows:

Article I

The name of the limited liability company is MedTrak Services, L.L.C. (the “company”)

6.	This amendment is (check either or both):

☒	authorized under the operating agreement

☐	required to be filed under the provisions of RSMo Chapter 347

In affirmation thereof, the facts stated above are true:

/s/ Kermit Fendler	Authorized signature
Kermit Fendler, Manager
Authorized signature

Authorized signature

FILED
MAR 08 1999
[ILLEGIBLE]
SECRETARY OF STATE

[LOGO]	State of Missouri John R. Ashcroft, Secretary of State Corporations Division PO Box 778 / 600 W. Main St., Rm. 322 Jefferson City, MO 65102	LC0018316 Date Filed: 2/29/2024 John R. Ashcroft Missouri Secretary of State

Amendment of Articles of Organization

(Submit with filing fee of $25.00)

Charter #:	LC0018316

1.	The current name of the limited liability company is:	Elixir Rx Solutions, LLC

2.	The effective date of this document is the date it is filed by the Secretary of State of Missouri unless a future date is otherwise indicated:

(Date may not be more than 90 days after the filing date in this Office)

3.	State date of occurrence that required this amendment:	02/27/2024
Month/Day/Year

4.	The articles of organization are hereby amended as follows:

Name is amended to Ex Solutions of MO, LLC

5.	(Check if applicable) This amendment is required to be filed because:

☐	management of the limited liability company is vested in one or more managers where management had not been so previously vested.

☐	management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

☒	a change in the name of the limited liability company.

☐	a change in the time set forth in the articles of organization for the limited liability company to dissolve.

☐	adding a series under section 347.039 RSMo. (Form LLC 1A must be attached.)

6.	This amendment is (check either or both):

☒	authorized under the operating agreement

☐	required to be filed under the provisions of RSMo Chapter 347

(Please see next page)

Name and address to return filed document:
Name:
Address:
City, State, and Zip Code:

ORI-02292024-1050 State of Missouri

No of Pages 2 Pages

Articles of Amendment

LLC-12 (01/2017)

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ Susan G. Lowell	Susan G. Lowell	2/23/2024
Authorized Signature	Printed Name	Date

Authorized Signature	Printed Name	Date

Authorized Signature	Printed Name	Date

LLC-12 (01/2017)